UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

Mpower Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
----------------------	----------------------	----------------------
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

175 Sully’s Trail, Pittsford, NY 14534
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events.

Item 8.01 Other Events.

On June 6, 2005, Mpower Communications Corp. (the “Company”), a wholly-owned subsidiary of Mpower Holding Corporation (“Holding”), entered into an agreement with IDACOMM, a subsidiary of IDACORP, Inc., to acquire for $2.5 million a portion of IDACOMM’s metro fiber network in Las Vegas, Nevada. The agreement calls for the construction and acceptance of the 141 route mile fiber network by May 31, 2006. Construction of the network is already in progress and the Company expects the network to be complete in first quarter 2006. When completed, the network will have three fully survivable rings that will connect the Company’s switch and the majority of its collocation facilities in Las Vegas, Nevada. The amount called for under the agreement is within the Company’s previously announced capital expenditure guidance.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions investors that certain statements contained in this report that state the Company’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company cautions the reader that these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPOWER HOLDING CORPORATION

Date: June 16, 2005	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel and Secretary